Exhibit 99.1

YVETTE E. LANDAU JOINS MONARCH BOARD OF DIRECTORS

RENO, NV — June 18, 2010 — Monarch Casino & Resort, Inc. (Monarch) announced today that its board of directors elected Yvette E. Landau to serve as director for the company, subject to applicable regulatory approval.

Ms. Landau brings development and operational experience to the Monarch board as well as legal and regulatory knowledge.

Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005.  Since 2005, she has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development.  She was also the President of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization.

“Ms. Landau’s extensive experience in the gaming industry and her knowledge of the legal and regulatory requirements of a public gaming company is a welcome addition to the Monarch board,” said John Farahi, Monarch Co-Chairman and CEO.

Contacts:

Ron Rowan, CFO at (775) 825-4700 or RRowan@monarchcasino.com

John Farahi, CEO at (775) 825-4700 or JohnFarahi@monarchcasino.com

For additional information visit Monarch’s website at monarchcasino.com.